Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2026, relating to the consolidated financial statements of United Parcel Service, Inc. and the effectiveness of United Parcel Service, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
May 7, 2026